UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
June 6, 2007

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 6, 2007, the Board of Directors (the “Board”) of Tandy Brands Accessories, Inc. (the “Company”), upon recommendation of the Compensation Committee, determined the base salaries for fiscal 2008 for the Company’s named executive officers.

Executive Officer	Fiscal 2008 Base Salary
J.S.B. Jenkins President and Chief Executive Officer	$508,800
Mark J. Flaherty Chief Financial Officer, Treasurer and Assistant Secretary	$210,000
David Lawhon Vice President of Operations	$190,000
Jane A. Batts President – Women’s Division	$210,000
Morris D. Mitchell President – Men’s Division	$220,500
     The Board also determined to not grant any equity compensation awards to such officers based on the Company’s performance for fiscal 2007. The Board also adopted the plan by which bonuses for the named executive officers would be determined for fiscal 2008. A summary of the manner in which cash bonuses are to be determined is set forth in Exhibit 5.1 and is incorporated herein by reference.
     On June 6, 2007, the Board of Directors also approved an amendment to the Company’s 2002 Omnibus Plan. The amendment (i) adjusted the timing of the annual equity grants made to non-employee directors from the Company’s annual meeting to the beginning of the Company’s fiscal year to coincide with the timing of grants typically made to the Company’s officers and employees, and (ii) modified the nature of the awards to be made to non-employee directors from stock options to an equivalent value of restricted stock.
Item 9.01(c) Exhibits.
     Exhibit 5.1 Tandy Brands Accessories, Inc. Bonus Plan Description

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: June 11, 2007	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

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